UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July  6,  2004

                     Internet Business's International, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                                                 33-0845463
      (State or other                                           (IRS Employer
jurisdiction of incorporation)                               Identification No.)

           2250 East Tropicana, Suite 19-309, Las Vegas, Nevada 89119
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code:  (775) 588-2387

                                      None
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS

Internet Business's International, Inc. (the "Company") expects to complete the establishment of its creditor trust today, July 6, 2004.

Pursuant to the terms and conditions of the trust agreement, shares of the Company's common stock will be transferred in trust to KFC LLC, which has accepted the appointment as trustee.

The Internet Business's International, Inc. Creditor Trust has been established to return the maximum amount to beneficiaries and to allow the Company to continue to operate without interruption.

Following the submission of claims and validation of such claims, the trustee will liquidate the trust property and distribute the proceeds to the trust beneficiaries in a manner the trustee deems most beneficial.

A  copy  of  the  trust  agreement  is  attached  hereto  as  Exhibit  99.1.

ITEM  7.  EXHIBITS

(c)  Exhibits

Exhibit  No.     Description
                 -----------
99.1             Internet  Business's  International,  Inc.  Creditor  Trust


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                                         INTERNET BUSINESS'S INTERNATIONAL, INC.

Date:  July  6,  2004                    By  /s/  Albert  R.  Reda
                                             ---------------------
                                             Albert  R.  Reda
                                             President


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